Exhibit 23.1

KYLE L. TINGLE, CPA

To Whom It May Concern:	July 15, 2002

The firm of Kyle L. Tingle, CPA, LLC consents to the inclusion of his report of June 28, 2002 accompanying the audited financial statements of Pro-Active Solutions, Inc., as at May 31, 2002, in the Form 10-SB/A with the U.S. Securities and Exchange Commission.

Very truly yours,

/s/ Kyle L. Tingle

Kyle L. Tingle, CPA, LLC

P.O. Box 50141, Henderson, Nevada 89016, Phone: (702) 434-8452, Fax: (702) 436-4218, e-mail: Ktingle@worldnet.att.